UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2025

GEE GROUP INC.
(Exact name of registrant as specified in its charter)

Illinois	1-05707	36-6097429
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7751 Belfort Parkway, Suite 150, Jacksonville, Florida	32256
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(630) 954-0400

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	JOB	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On January 3, 2025, GEE Group Inc. (the “Company”) (NYSE MKT: JOB) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Hornet Staffing, Inc., a Georgia corporation (“Hornet”) and Hornet’s sole shareholders, Laurel Lynn Bruce and Lawrence Scott Bruce (collectively, the “Shareholders”) pursuant to which the Company purchased from the Shareholders a total of 100,000 shares of capital stock in Hornet (the “Purchased Shares”).  The Purchased Shares represent 100% of the ownership interest in Hornet.

The total consideration paid to the Shareholders for the Purchased Shares was $1,500,000 consisting of (i) a $1,100,000 cash payment, and (ii) the issuance to the Shareholders of subordinated and unsecured promissory notes (the "Promissory Notes") totaling an aggregate principal amount of $400,000. The Promissory Notes were issued to each Shareholder in principal amount in proportion to such Shareholder’s ownership interest in Hornet.

The Purchase Agreement contains certain representations and warranties customary and standard for this type of transaction. A copy of the Purchase Agreement is attached hereto as Exhibit 10.1. The description of the Purchase Agreement contained in this Current Report on the Form 8-K is qualified in its entirety by reference to Exhibit 10.1.

Interest on the outstanding principal balance of the Promissory Note is payable at a fixed rate of 5% per annum. Payments on the Promissory Notes shall be made annually with the first payment due on the first anniversary of the issuance date of the Promissory Notes and the second and final payment due on the second anniversary of the issuance date of the Promissory Notes. Payments on the Promissory Notes are contingent upon the achievement of certain agreed upon profit metrics described in the Purchase Agreement.  In the event Hornet fails to achieve the agreed upon profit metrics, the Company may deduct certain amounts (as described in the Purchase Agreement) from the Promissory Notes. A copy of the form of the Promissory Note is attached hereto as Exhibit 4.1. The description of the form of the Promissory Note contained in this Current Report on the Form 8-K is qualified in its entirety by reference to Exhibit 4.1.

In connection with its acquisition of the Purchased Shares, the Company entered into a Consent and Amendment No. 3 to the Loan, Security and Guarantee Agreement, dated January 3, 2025 (“Amendment No. 3 to the Loan Agreement), as originally entered into dated as of May 14, 2021 (as amended, restated, supplemented or otherwise modified from time to time) by and among the Company, the Subsidiaries of the Company listed on the signatures pages thereto as Borrowers or otherwise joined as a Borrower thereunder from time to time (each, a “Borrower”, and collectively, “Borrowers”), the other Persons from time to time party thereto as Guarantors, the Lenders party thereto from time to time, and First Citizens Bank & Trust Company as agent for the Lenders (the “Agent”), pursuant to which, the Agent consented to the Hornet acquisition and the Borrowers, the Guarantors and the Agent made certain amendments to the Loan Agreement and related collateral agreements. A copy of the Amendment No. 3 to the Loan Agreement is attached hereto as Exhibit 10.2. The description of the Amendment No. 3 to the Loan Agreement contained in this Current Report on the Form 8-K is qualified in its entirety by reference to Exhibit 10.2.

The transactions described above were unanimously approved by the board of directors of the Company and by Hornet.

Hornet is an Atlanta-based provider of staff augmentation services with national service capability. Hornet provides staffing solutions to many markets serving large scale, "blue chip" companies in the information technology ("IT"), professional and customer service staffing verticals.

A copy of the press release announcing the Company’s acquisition of Hornet is attached hereto as Exhibit 99.1.

Item 2.01 Completion of Acquisition of Disposition of Assets.

The information contained in Item 1.01 of this Current Report on the Form 8-K is hereby incorporated by reference into this Item 2.01.

Item 2.03 Creation of a Direct Financial Obligation.

The information contained in Item 1.01 of this Current Report on the Form 8-K is hereby incorporated by reference into this Item 2.03.

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Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

4.1	Form of Subordinated and Unsecured Promissory Notes issued by the Company to Laurel Lynn Bruce and Lawrence Scott Bruce.

10.1	Stock Purchase Agreement dated as of January 3, 2025 by and among the Company, Laurel Lynn Bruce and Lawrence Scott Bruce.

10.2

Consent and Amendment No. 3 to the Loan, Security and Guarantee Agreement, dated January 3, 2025, among the Company, certain Subsidiaries of the Company as Borrowers, the Guarantors, the financial institutions party to the agreement from time to time as Lenders, and First-Citizens Bank & Trust Company, as agent for the Lenders.

99.1	Press release issued GEE Group Inc. dated January 6, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GEE GROUP INC.

Date: January 9, 2025	By:	/s/ Kim Thorpe
Kim Thorpe
Chief Financial Officer

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